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                                                                                              APPENDIX

                                               Carolina Power & Light Company
                                        (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)


                                               INTERIM FINANCIAL STATEMENTS
                                          (NOT AUDITED BY INDEPENDENT AUDITORS)

                                                    SEPTEMBER 30, 1994

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STATEMENTS OF INCOME
(In thousands                                           Three Months Ended       Nine Months Ended        Twelve Months Ended
except per share amounts)                               ------------------       -----------------        -------------------
                                                           September 30            September 30               September 30
                                                           ------------            ------------               ------------
                                                         1994        1993       1994          1993         1994         1993
                                                         ----        ----       ----          ----         ----         ----
Operating Revenues....................................$ 805,552  $ 854,750  $ 2,237,323   $ 2,236,826  $ 2,895,880  $ 2,899,850
                                                       ---------  ---------  -----------   -----------  -----------  -----------
Operating Expenses
  Operation - fuel for generation.....................  126,692    152,354      378,109       401,183      501,291      531,937
              deferred fuel cost, net.................   28,626     36,984       20,411        33,810       13,965       24,707
              purchased power.........................  102,483    112,241      319,838       272,315      415,615      352,196
              other...................................  130,305    123,412      400,375       363,794      534,913      463,170
  Maintenance.........................................   38,719     45,386      149,455       173,942      210,962      264,114
  Depreciation and amortization.......................   97,025     99,849      311,227       306,981      417,892      404,086
  Taxes other than on income..........................   36,997     37,346      109,264       104,718      147,416      134,772
  Income tax expense..................................   82,433     81,332      163,743       168,716      184,345      199,767
  Harris Plant deferred costs, net....................    6,476      6,418       19,648        16,709       30,515       20,400
                                                       ---------  ---------  -----------   -----------  -----------  -----------
        Total Operating Expenses......................  649,756    695,322    1,872,070     1,842,168    2,456,914    2,395,149
                                                       ---------  ---------  -----------   -----------  -----------  -----------
Operating Income......................................  155,796    159,428      365,253       394,658      438,966      504,701
                                                       ---------  ---------  -----------   -----------  -----------  -----------
Other Income (Expense)
  Allowance for equity funds used during construction.    1,660      2,520        5,761         6,431        8,330        9,087
  Income tax credit (expense) (Note 2)................    2,886     (2,723)       5,375        (3,592)       8,575       (4,102)
  Harris Plant carrying costs.........................    2,398      6,556        7,443        11,682       22,904       13,884
  Harris Plant disallowance - Power Agency............        -    (20,645)           -       (20,645)           -      (20,645)
  Interest income (Note 2)............................    2,329     18,278       13,731        30,937       18,990       37,410
  Other income, net (Note 2)..........................    5,586      9,056       19,601        29,948       32,115       39,187
                                                       ---------  ---------  -----------   -----------  -----------  -----------
        Total Other Income............................   14,859     13,042       51,911        54,761       90,914       74,821
                                                       ---------  ---------  -----------   -----------  -----------  -----------
Income Before Interest Charges........................  170,655    172,470      417,164       449,419      529,880      579,522
                                                       ---------  ---------  -----------   -----------  -----------  -----------
Interest Charges
  Long-term debt......................................   45,828     51,693      139,793       158,412      186,563      212,726
  Other interest charges..............................    5,655      3,867       13,392        12,647       17,163       18,477
  Allowance for borrowed funds used
    during construction...............................   (1,081)    (1,732)      (3,313)       (4,264)      (5,010)      (5,154)
                                                       ---------  ---------  -----------   -----------  -----------  -----------
         Net Interest Charges.........................   50,402     53,828      149,872       166,795      198,716      226,049
                                                       ---------  ---------  -----------   -----------  -----------  -----------
Net Income............................................  120,253    118,642      267,292       282,624      331,164      353,473
Preferred Stock Dividend Requirements.................   (2,402)    (2,402)      (7,206)       (7,206)      (9,609)      (7,548)
Tax Benefit of ESOP Dividends.........................        -          -            -             -            -        3,552
                                                       ---------  ---------  -----------   -----------  -----------  -----------
Earnings for Common Stock.............................$ 117,851  $ 116,240  $   260,086   $   275,418  $   321,555  $   349,477
                                                       =========  =========  ===========   ===========  ===========  ===========
Average Common Shares
   Outstanding (Notes 2 and 3)......................... 149,416    160,737      150,426       160,737      153,025      160,737
Earnings per Common Share (Notes 2 and 3).............$    0.79  $    0.72  $      1.73   $      1.71  $      2.10  $      2.17
Dividends Declared per Common Share...................$   0.425  $   0.410  $     1.275   $     1.230  $     1.700  $     1.640


- ------------------
See Supplemental Data and Notes to Financial Statements.



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